                                                                    Exhibit 10.1

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                         NAVIGANT INTERNATIONAL, INC.



                                  $80,000,000



               9.84% Senior Secured Notes due November 15, 2006




                            ----------------------

                            NOTE PURCHASE AGREEMENT

                            -----------------------




                            Date November 15, 2000



--------------------------------------------------------------------------------


                                                         TABLE OF CONTENTS

                                                                                                                 PAGE
1.       AUTHORIZATION OF NOTES.................................................................................    1

2.       SALE AND PURCHASE OF NOTES.............................................................................    1

3.       CLOSING................................................................................................    2

4.       CONDITIONS TO CLOSING..................................................................................    2

         4.1      Representations and Warranties................................................................    2

         4.2      Performance; No Default.......................................................................    2

         4.3      Compliance Certificates.......................................................................    2

         4.4      Opinions of Counsel...........................................................................    3

         4.5      Purchase Permitted By Applicable Law, etc.....................................................    3

         4.6      Sale of Other Notes...........................................................................    3

         4.7      Payment of Special Counsel Fees...............................................................    3

         4.8      Private Placement Number......................................................................    3

         4.9      Changes in Corporate Structure................................................................    3

         4.10     Proceedings and Documents.....................................................................    4

         4.11     Other Documents...............................................................................    4

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................................    6

         5.1      Organization; Power and Authority.............................................................    6

         5.2      Authorization, etc............................................................................    6

         5.3      Disclosure....................................................................................    6

         5.4      Organization and Ownership of Shares of Subsidiaries; Affiliates..............................    7

         5.5      Financial Statements..........................................................................    7

         5.6      Compliance with Laws, Other Instruments, etc..................................................    8

         5.7      Governmental Authorizations, etc..............................................................    8

         5.8      Litigation; Observance of Agreements, Statutes and Orders.....................................    8

         5.9      Taxes.........................................................................................    8

         5.10     Title to Property; Leases.....................................................................    9

         5.11     Licenses, Permits, etc........................................................................    9

         5.12     Compliance with ERISA.........................................................................    9

         5.13     Private Offering by the Company...............................................................    10

         5.14     Use of Proceeds; Margin Regulations...........................................................    10

                                                                i.

         5.15     Existing Indebtedness; Future Liens............................................................   11

         5.16     Foreign Assets Control Regulations, etc........................................................   11

         5.17     Status under Certain Statutes..................................................................   11

         5.18     Environmental Matters..........................................................................   11

6.       REPRESENTATIONS OF THE PURCHASER........................................................................   12

         6.1      Purchase for Investment........................................................................   12

         6.2      Source of Funds................................................................................   12

7.       INFORMATION AS TO COMPANY...............................................................................   14

         7.1      Financial and Business Information.............................................................   14

         7.2      Officer's Certificate..........................................................................   16

         7.3      Inspection.....................................................................................   16

8.       PREPAYMENT OF THE NOTES; CHANGE IN CONTROL..............................................................   17

         8.1      Required Prepayments...........................................................................   17

         8.2      Optional Prepayments, Prepayments Under Intercreditor Agreement with
                  Make-Whole Amount..............................................................................   17

         8.3      Allocation of Partial Prepayments..............................................................   18

         8.4      Maturity; Surrender, etc.......................................................................   18

         8.5      Change In Control..............................................................................   18

         8.6      Purchase of Notes..............................................................................   19

         8.7      Make-Whole Amount..............................................................................   19

9.       AFFIRMATIVE COVENANTS...................................................................................   21

         9.1      Compliance with Law............................................................................   21

         9.2      Insurance......................................................................................   21

         9.3      Maintenance of Properties......................................................................   21

         9.4      Payment of Taxes and Claims....................................................................   21

         9.5      Corporate Existence, etc.......................................................................   22

         9.6      Information Required by Rule 144A..............................................................   22

         9.7      Additional Guarantors..........................................................................   22

         9.8      Most Favored Lender............................................................................   23

         9.9      Further Assurances.............................................................................   23

10.      NEGATIVE COVENANTS......................................................................................   24

         10.1     Transactions with Affiliates...................................................................   24

         10.2     Merger, Consolidation, etc.....................................................................   24

                                      ii.

         10.3     Liens..........................................................................................   25

         10.4     Priority Debt..................................................................................   27

         10.5     Debt to EBITDA.................................................................................   27

         10.6     Fixed Charge Coverage Ratio....................................................................   28

         10.7     Consolidated Net Worth.........................................................................   28

         10.8     Sale of Assets.................................................................................   28

         10.9     Acquisitions...................................................................................   29

         10.10    Nature of Business.............................................................................   29

         10.11    Permitted Investments..........................................................................   30

         10.12    Restricted Payments............................................................................   30

         10.13    Hostile Tender Offer...........................................................................   30

11.      EVENTS OF DEFAULT.......................................................................................   30

12.      REMEDIES ON DEFAULT, ETC................................................................................   32

         12.1     Acceleration...................................................................................   32

         12.2     Other Remedies.................................................................................   33

         12.3     Rescission.....................................................................................   33

         12.4     No Waivers or Election of Remedies, Expenses, etc..............................................   34

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES...........................................................   34

         13.1     Registration of Notes..........................................................................   34

         13.2     Transfer and Exchange of Notes.................................................................   34

         13.3     Replacement of Notes...........................................................................   35

14.      PAYMENTS ON NOTES.......................................................................................   35

         14.1     Place of Payment...............................................................................   35

         14.2     Home Office Payment............................................................................   35

15.      EXPENSES, ETC...........................................................................................   36

         15.1     Transaction Expenses...........................................................................   36

         15.2     Survival.......................................................................................   36

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT............................................   36

17.      AMENDMENT AND WAIVER....................................................................................   37

         17.1     Requirements...................................................................................   37

         17.2     Solicitation of Holders of Notes...............................................................   37

         17.3     Binding Effect, etc............................................................................   37

         17.4     Notes held by Company, etc.....................................................................   38

18.      NOTICES.................................................................................................    38

19.      REPRODUCTION OF DOCUMENTS...............................................................................    38

20.      CONFIDENTIAL INFORMATION................................................................................    39

21.      MISCELLANEOUS...........................................................................................    40

         21.1     Successors and Assigns.........................................................................    40

         21.2     Payments Due on Non-Business Days..............................................................    40

         21.3     Severability...................................................................................    40

         21.4     Construction...................................................................................    40

         21.5     Counterparts...................................................................................    40

         21.6     Governing Law..................................................................................    40

         21.7     Personal Jurisdiction..........................................................................    41

         21.8     Waiver of Jury Trial...........................................................................    41

Schedule A            --       Information Relating to Purchasers

Schedule B            --       Defined Terms

Schedule 4.9          --       Changes in Corporate Structure

Schedule 5.3          --       Disclosure Materials

Schedule 5.4          --       Subsidiaries of the Company and Ownership of
                               Subsidiary Stock

Schedule 5.5          --       Financial Statements

Schedule 5.8          --       Certain Litigation

Schedule 5.11         --       Patents, etc.

Schedule 5.14         --       Use of Proceeds

Schedule 5.15         --       Existing Indebtedness

Schedule 10.11        --       Existing Investments

Exhibit 1             --       Form of 9.84% Senior Secured Note due November
                               15, 2006

Exhibit 4.4(a)        --       Form of Opinion of Special Counsel for the
                               Company

Exhibit 4.4(b)        --       Form of Opinion of Special Counsel for the
                               Purchasers

Exhibit A             --       Form of Multiparty Guaranty

Exhibit B-1           --       Form of Security Agreement

Exhibit B-2           --       Form of Pledge Agreement

Exhibit C             --       Form of Amendments to Mortgages

Exhibit D             --       Form of Intercreditor Agreement

                                      v.

                         NAVIGANT INTERNATIONAL, INC.
                            84 Inverness Circle East
                              Englewood, CO 80112


                9.84% Senior Secured Notes due November 15, 2006



                                                               November 15, 2000



TO EACH OF THE PURCHASERS NAMED ON
     THE SIGNATURE PAGES HERETO:

Ladies and Gentlemen:

          The undersigned, Navigant International, Inc., a Delaware corporation (the "Company"), agrees with you as follows:

1.   Authorization Of Notes.

     The Company will authorize the issue and sale of $80,000,000 aggregate principal amount of its 9.84% Senior Secured Notes due November 15, 2006 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.   Sale And Purchase Of Notes.

     Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

                                       1.

3.   Closing.

     The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Cooley Godward LLP, One Maritime Plaza, San Francisco, California 94111, at 8:00 a.m., Pacific time, at a closing (the "Closing") on November 15, 2000. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 194311824461 at US Bank, Denver, Colorado ABA number 102000021. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.   Conditions To Closing.

     Your obligation to enter into this Agreement and of any Purchaser to purchase and pay for any Notes, in each case is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

     4.1  Representations and Warranties.

          The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

     4.2  Performance; No Default.

          The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Restricted Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.1, 10.2, 10.3, 10.8, 10.9, 10.10, 10.11 or 10.12
hereof had such Sections applied since such date.

     4.3  Compliance Certificates.

          (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

          (b) Secretary's Certificate. The Company and each Guarantor shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes (in the case of the

                                      2.

Company) and of each of the other Transaction Agreements to which such Person is a party (in the case of the Company and each Guarantor).

     4.4  Opinions of Counsel.

          You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Holland & Hart, special counsel for the Company and the Guarantors, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from Cooley Godward LLP, your special counsel in connection with such transactions covering such matters incident to such transactions as you may reasonably request.

     4.5  Purchase Permitted By Applicable Law, etc.

          On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

     4.6  Sale of Other Notes.

          Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

     4.7  Payment of Special Counsel Fees.

          Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

     4.8  Private Placement Number.

          A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

     4.9  Changes in Corporate Structure.

          Except as specified in Schedule 4.9, neither the Company nor any Guarantor shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation or

                                      3.

succeeded to all or any substantial part of the liabilities of any other entity, in each case at any time following the date of the most recent financial statements referred to in Schedule 5.5.

     4.10 Proceedings and Documents.

          All corporate and other proceedings in connection with the transactions contemplated by this Agreement and the other Transaction Documents and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

     4.11 Other Documents.

          You and each of the Other Purchasers shall have received the following documents, each duly executed and delivered by the party or parties thereto and in form and substance satisfactory to you and each of the Other Purchasers:

          (a) the Multiparty Guaranty, dated as of the date hereof, made by each of the Company's existing domestic and foreign Subsidiaries that is a guarantor under any Bank Guaranty Agreement in favor of the holders from time to time of the Notes in the form of Exhibit A (as amended or otherwise modified from time to time, the "Multiparty Guaranty");

          (b) the Amended and Restated Security Agreement, dated as of the date hereof, by and between the Company and the Guarantors, on the one hand, and the Collateral Agent, on the other hand, for the benefit of the lenders under the Bank Credit Agreement and each of the holders from time to time of the Notes in the form of Exhibit B-1 (together with all exhibits and schedules thereto and as amended or otherwise modified from time to time, the "Security Agreement");

          (c) the Amended and Restated Pledge Agreement, dated as of the date hereof, by and between the Company and the Guarantors, on the one hand, and the Collateral Agent, on the other hand, for the benefit of the lenders under the Bank Credit Agreement and each of the holders from time to time of the Notes in the form of Exhibit B-2 (together with all exhibits and schedules thereto and as amended or otherwise modified from time to time, the "Pledge Agreement"), pursuant to which a security interest is created in (i) 100% of the capital stock held by each of the Company or the Guarantors of each domestic Subsidiary (including each E-Commerce Subsidiary) and (ii) 65% of the Voting Stock and 100% of the capital stock that is not Voting Stock held by the Company or the Guarantors of each foreign Subsidiary;

          (d) the amendments to the Mortgages (as defined in the Bank Credit Agreement) and other documentation necessary in the determination of the holders of Notes to add the holders of Notes as mortgagees, or beneficiaries of the Liens in favor of any trustee (collectively, the "Mortgages") and to increase the amount of the obligations secured by the Mortgages, together with the following items, each with respect to each parcel subject to a Mortgage and each item to be satisfactory in form and substance to the holders of Notes: (i) all related endorsements to title insurance, (ii) appraisals (or certified copies of appraisals) with respect to each parcel subject to a Mortgage, (iii) surveys and
(iv) environmental reports and other certificates, instruments, agreements and other documents related thereto;


                                       4.

          (e) the Intercreditor and Collateral Agency Agreement, dated as of the date hereof, by and among the Collateral Agent, the administrative agent under the Bank Credit Agreement, each lender under the Bank Credit Agreement and each holder of Notes, and acknowledged and agreed to by the Company and each Guarantor, in the form of Exhibit D (together with all exhibits and schedules thereto and as amended or otherwise modified from time to time, the "Intercreditor Agreement");

          (f) all Uniform Commercial Code financing statements, filings in lieu of continuation statements, account control agreements with all securities intermediaries and all depository institutions with which the Company or any Guarantor maintains investment property or deposit accounts, and other instruments and filings necessary or advisable in order to duly perfect on a first-priority basis the security interests created under each of the Collateral Documents shall have been duly executed, delivered and filed in all appropriate governmental offices;

          (g) certified copies of Requests for Information or Copies (Form UCC-11) or equivalent reports listing all effective financing statements which name the Company, any Guarantor or any Restricted Subsidiary (under its present name and previous names) as debtor and which are filed in the offices of the Secretaries of State of each state in which the Company, any Guarantor or any Restricted Subsidiary has its jurisdiction of formation, its executive office or property located therein, together with copies of such financing statements;

          (h) UCC termination statements with respect to all existing UCC filings other than precautionary filings and filings to perfect Liens permitted under Section 10.3, duly executed by the named secured parties; and provision shall have been made for the release of all such existing security interests and other Liens prior to or upon receipt of amounts from the proceeds of the sale of the Notes sufficient to repay such secured obligations;

          (i) certificates of insurance and binders from an independent insurance broker dated as of the date of the Closing, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise confirming that the insurance, including, without limitation, insurance required to be maintained by the Company in accordance with this Agreement and the Collateral Documents has been obtained, together with evidence that the Collateral Agent, on behalf of the holders of the Notes and the lenders party to the Bank Credit Agreement, has been named additional loss payee and an additional insured under the policies of insurance;

          (j) an executed copy of the Bank Credit Agreement (together with all amendments and other modifications as of the date of this Agreement and all exhibits and schedules thereto), certified by a Senior Financial Officer as being a final, true, correct, current and complete copy of such agreement; and

          (k) such other agreements, certificates, agreements and other documents as you may reasonably request.

                                       5.

5.   Representations And Warranties Of The Company.

     The Company represents and warrants to you that:

     5.1  Organization; Power and Authority.

          Each of the Company and each Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and is duly qualified as a foreign corporation or other entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and each Guarantor has the corporate or similar power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements, the Notes and the other Transaction Documents to which it is a party and to perform the provisions hereof and thereof.

     5.2  Authorization, etc.

          This Agreement and the Other Agreements, the Notes and the other Transaction Documents to which the Company or any Guarantor is a party have been duly authorized by all necessary corporate action on the part of such Person, and each of this Agreement, the Other Agreements and the other Transaction Documents to which the Company or any Guarantor is a party constitutes, and upon execution and delivery thereof by the Company each Note will constitute, a legal, valid and binding obligation of the Person party to such Transaction Document, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     5.3  Disclosure.

          The Company, through its agent, Banc of America Securities LLC, has delivered to you and each Other Purchaser a copy of a private placement memorandum, dated September, 2000 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company or any Guarantor in connection with the transactions contemplated hereby and the financial statements listed in
Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in
Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 26, 1999, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any

                                      6.

Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

     5.4  Organization and Ownership of Shares of Subsidiaries; Affiliates.

          (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether such Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers.

          (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company or its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

          (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

          (d) No Restricted Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Restricted Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Restricted Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Restricted Subsidiary.

     5.5  Financial Statements.

          The Company has delivered to each Purchaser copies of the financial statements of the Company and its Restricted Subsidiaries listed on Schedule
5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Restricted Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with

                                      7.

GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

     5.6  Compliance with Laws, Other Instruments, etc.

          The execution, delivery and performance by the Company and each Guarantor of the Transaction Documents to which such Person is a party will not
(i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than the Liens created under the Collateral Documents) in respect of any property of the Company, any Guarantor or any Restricted Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company, any Guarantor or any Restricted Subsidiary is bound or by which the Company, any Guarantor or any Restricted Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company, any Guarantor or any Restricted Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company, any Guarantor or any Restricted Subsidiary.

     5.7  Governmental Authorizations, etc.

          No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company or any Guarantor of the Transaction Documents to which such Person is a party.

     5.8  Litigation; Observance of Agreements, Statutes and Orders.

          (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (b) Neither the Company nor any Restricted Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     5.9  Taxes.

          The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is

                                      8.

not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate. No waiver or extension of any statute of limitations is in effect with respect to any taxes or tax returns of the Company or any of its Subsidiaries.

     5.10 Title to Property; Leases.

          The Company and its Restricted Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Restricted Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

     5.11 Licenses, Permits, etc.

          Except as disclosed in Schedule 5.11,

          (a) the Company and its Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

          (b) to the best knowledge of the Company, no product of the Company or any Restricted Subsidiary infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

          (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Restricted Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Restricted Subsidiaries.

     5.12 Compliance with ERISA.

          (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights,

                                      9.

properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

          (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

          (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

          (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its ERISA Affiliates is not Material.

          (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in
Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

     5.13 Private Offering by the Company.

          Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 35 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

     5.14 Use of Proceeds; Margin Regulations.

          The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to

                                      10.

involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

     5.15 Existing Indebtedness; Future Liens.

          (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Restricted Subsidiaries as of the date hereof. Neither the Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Restricted Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Restricted Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

          (b) Neither the Company nor any Restricted Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3.

     5.16 Foreign Assets Control Regulations, etc.

          Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     5.17 Status under Certain Statutes.

          Neither the Company nor any Restricted Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

     5.18 Environmental Matters.

          Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any Material claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws. Except as otherwise disclosed to you in writing,

                                      11.

          (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any Material claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use;

          (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

          (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in Material compliance with applicable Environmental Laws.

6.   Representations Of The Purchaser.

     6.1  Purchase for Investment.

          You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

     6.2  Source of Funds.

          You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

          (a) the Source is an insurance company general account, within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995), and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of general account reserves and liabilities of all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the National Association of Insurance Commissioners' Annual Statement filed with your state of domicile; or

          (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or

                                      12.

group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

          (d) the Source is a governmental plan; or

          (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph
(e); or

          (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

     The Company shall deliver a certificate on the date of Closing with respect to you and each Other Purchaser and, if legally and factually able to do so, on or prior to the date of any transfer of the Notes, with respect to any subsequent holder of the Notes, which certificate shall either state that (i) the Company is neither a "party in interest" (as defined in Title I, Section 3(14) of ERISA) nor a "disqualified person" (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or (ii) with respect to any plan identified pursuant to paragraph (c) above, neither the Company nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at this time, and during the immediately preceding one year, has exercised the authority to appoint or terminate said QPAM as manager of the assets of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plans.

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

                                      13.

7.   Information As To Company.

     7.1  Financial and Business Information.

          The Company shall deliver to each holder of Notes that is an Institutional Investor:

          (a) Quarterly Statements -- within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

               (i) a consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of such quarter, and

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Restricted Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

          (b) Annual Statements -- within 90 days after the end of each fiscal year of the Company, duplicate copies of,

               (i) a consolidated balance sheet of the Company and its Restricted Subsidiaries, as at the end of such year, and

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Restricted Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                    (a) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                    (b) a certificate of such accountants stating that they have reviewed Article 10 of this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of

                                      14.

Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default resulting from any non-compliance with the provisions of Article 10 unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit);

          (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Restricted Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Restricted Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Restricted Subsidiary to the public concerning developments that are Material;

          (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

               (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

               (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                                      15.

          (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

          (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Restricted Subsidiaries or relating to the ability of the Company or any Guarantor to perform their respective obligations under the Transaction Documents to which such Person is a party as from time to time may be reasonably requested by any such holder of Notes.

     7.2  Officer's Certificate.

          Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.3 through Section 10.8 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

     7.3  Inspection.

          The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

          (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and

                                      16.

properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b) Default -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8. Prepayment Of The Notes; Change in Control. The Notes shall be subject to required prepayment as and to the extent provided in Section 8.1. The Notes shall also be subject to prepayment under the circumstances set forth in Section
8.2 and Section 8.5, respectively.

     8.1  Required Prepayments.

          On November 15, 2004 and November 15, 2005 the Company will prepay $26,666,666.67 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to Section 8.2 or purchase of the Notes permitted by Section 8.6 the principal amount of each required prepayment of the Notes becoming due under this Section
8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

     8.2 Optional Prepayments, Prepayments Under Intercreditor Agreement with Make-Whole Amount.

          The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $5,000,000 (or such lesser principal amount as shall then be outstanding) of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date (which must be a Business Day) fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

                                      17.

          Each prepayment of the Notes made with a distribution made pursuant to the Intercreditor Agreement shall be made at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Make-Whole Amount, if any, with respect to each such Note.

     8.3  Allocation of Partial Prepayments.

          In the case of each partial prepayment of the Notes, the principal amount prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore prepaid.

     8.4  Maturity; Surrender, etc.

          In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     8.5  Change In Control.

          (a) Notice of Change in Control. The Company will, within 10 Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control or Control Event shall have been given pursuant to subparagraph (b) of this Section 8.5. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (c) of this
Section 8.5 and shall be accompanied by the certificate described in subparagraph (f) of this Section 8.5.

          (b) Condition to Company Action. The Company will not take any action that consummates or finalizes a Change in Control unless (i) at least 30 days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (c) of this Section 8.5, accompanied by the certificate described in subparagraph (f) of this Section 8.5 and (ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this
Section 8.5.

          (c) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraphs (a) and (b) of this Section 8.5 shall be an offer to prepay, in accordance with and subject to this Section 8.5, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "Proposed Prepayment Date") which shall be not less than 30 days and not more than 60 days after the date of such offer. If the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the thirtieth day after the date of such offer.

                                      18.

          (d) Acceptance. A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.5 by causing a notice of such acceptance or rejection to be delivered to the Company at least 10 days prior to the Proposed Prepayment Date. A failure by a holder of Notes to timely respond to an offer to prepay made pursuant to this Section 8.5 shall be deemed to constitute an acceptance of such offer by such holder.

          (e) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.5 shall be at 100% of the principal amount of such Notes plus interest thereon to the prepayment date, together with any Make-Whole Amount due in connection therewith.

          (f) Officer's Certificate. Each offer to prepay the Notes pursuant to this Section 8.5 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying:
(i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this
Section 8.5; (iii) the estimated Make-Whole Amount due in connection with such prepayment of each Note (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Repayment Date; (v) that the conditions of this Section 8.5 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control. Two Business Days prior to such prepayment the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of the Make-Whole Amount, if any, with respect to each Note.

     8.6  Purchase of Notes.

          The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

     8.7  Make-Whole Amount.

          The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or 8.5 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

          "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.75% over the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on Bridge/Telerate (or such other display as may replace Page 678 on Bridge/Telerate) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release
H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life. The Reinvestment Yield will be rounded to that number of decimal places as appears in the coupon for the Notes.

          "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 8.5 or 12.1.

          "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
Section 8.2 or 8.5 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

                                      20.

9.   Affirmative Covenants.

     The Company covenants that so long as any of the Notes are outstanding:

     9.1  Compliance with Law.

          The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, ERISA and the Fair Labor Standards Act, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     9.2  Insurance.

          The Company will and will cause each of its Restricted Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated, and the Company and each Guarantor will, in addition, maintain insurance consistent with the requirements of the Collateral Documents.

     9.3  Maintenance of Properties.

          The Company will and will cause each of its Restricted Subsidiaries and each Guarantor to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Restricted Subsidiary or Guarantor from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided, however, that nothing in this Section 9.3 shall affect or reduce the obligations of the Company or any Restricted Subsidiary set forth in the Collateral Documents.

     9.4  Payment of Taxes and Claims.

          The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on

                                      21.

properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     9.5  Corporate Existence, etc.

          Subject to Section 10.2(b), the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.2 and 10.8, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into the Company or a Wholly-Owned Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     9.6  Information Required by Rule 144A.

          The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information pertaining to the Company or any of its Subsidiaries as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company or such Subsidiary is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this Section 9.6, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

     9.7  Additional Guarantors.

          The Company shall cause each domestic or foreign Subsidiary that becomes a party to a Bank Guaranty Agreement from time to time, concurrently with such Person's becoming a party to such Bank Guaranty Agreement, to (a) to execute and deliver to each holder of a Note a counterpart of the Multiparty Guaranty in accordance with the provisions set forth therein and, in the event and to the extent required pursuant to the terms of the Intercreditor Agreement, to become a party to any or all of the Collateral Documents and (b) to deliver to each holder of a Note, together with the Multiparty Guaranty, (i) certified copies of such Person's articles of incorporation or similar charter document, together with a good standing certificate from the jurisdiction of its organization, each dated as of a recent date, and such other evidence of the status of such Person as any holder of Notes may reasonably request, (ii) a copy of such Person's by-laws or similar document, certified by the corporate secretary or assistant secretary of such Person (or similar representative of such Person) as of a recent date prior to their delivery to the holders of Notes, (iii) a certificate executed by the corporate secretary or assistant secretary of such Person (or similar representative of such Person) as to (1) the fact that the

                                      22.

attached resolutions approving and authorizing the execution, delivery and performance of the Multiparty Guaranty (and any Collateral Documents to which such Person is required to become a party) are in full force and effect and have not been modified or amended and (2) the names and true signatures of the officers of such Person authorized to sign the Multiparty Guaranty (and any Collateral Documents to which such Person is required to become a party), (iv) a favorable opinion of counsel to such Person, in form and substance satisfactory to each holder of Notes and its counsel, as to (w) the due organization and good standing of such Person, (x) the due authorization, execution and delivery by such Person of the Multiparty Guaranty (and any Collateral Documents to which such Person is required to become a party), (y) the enforceability of the Multiparty Guaranty (and any Collateral Documents to which such Person is required to become a party) against such Person and (z) such other matters as any of the holders of Notes may reasonably request, all of the foregoing to be satisfactory to each of the holders of Notes and their counsel and (v) a counterpart signature page to the Intercreditor Agreement pursuant to which such Person acknowledges and agrees to the provisions of the Intercreditor Agreement.

     9.8  Most Favored Lender.

          If at any time any of the Company or any Restricted Subsidiary is a party to or shall enter into any agreement, instrument or other document (other than the Bank Credit Agreement as in effect at the Closing) relating to the Indebtedness of the Company or any Restricted Subsidiary, which agreement, instrument or other document includes financial or operating covenants (whether affirmative or negative, and whether maintenance or incurrence) or defaults or events of default that are more restrictive than those contained in this Agreement or any of the other Transaction Documents or are not provided for in this Agreement or any of the other Transaction Documents, then the Company shall promptly, and in any event within 2 Business Days of entering into any such instrument, agreement or other document (or within 2 Business Days of obtaining knowledge of any existing agreement which contains such a provision), so advise each holder of a Note in writing. Thereupon, unless waived in writing by the Required Holders within 2 Business Days of the holders' receipt of such notice, such covenants, defaults or events of default shall be deemed incorporated by reference in this Agreement as if set forth fully herein, mutatis mutandis, effective as of the date when such covenants, defaults or events of default became effective under such other agreement, instrument or document and no such provision may thereafter be waived, amended or modified under this Agreement except pursuant to the provisions of Section 17. Thereafter, upon the request of the Required Holders, the Company and the Required Holders shall enter into an additional agreement or an amendment to this Agreement or another Transaction Document (as the Required Holders may request), evidencing the incorporation of such covenants, defaults or events of default substantially as those provided for in such other agreement, instrument or document.

     9.9  Further Assurances.

          The Company will execute and acknowledge (or cause to be executed or acknowledged) and deliver to the Collateral Agent, for the benefit of the lenders under the Bank Credit Agreement and the holders from time to time of the Notes, all documents, and take all actions that may be requested by the Collateral Agent to confirm the rights created or now or

                                      23.

hereafter intended to be created under the Transaction Documents, or otherwise to carry out the purposes of the Transaction Documents and the transactions contemplated thereunder.

10.  Negative Covenants.

     The Company covenants that so long as any of the Notes are outstanding:

     10.1 Transactions with Affiliates.

          The Company will not, and will not permit any Restricted Subsidiary to, enter into directly or indirectly any transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

     10.2 Merger, Consolidation, etc.

          The Company will not, and will not permit any Restricted Subsidiary to, consolidate with or merge with any other Person or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person; provided that so long as no Default or Event of Default exists immediately prior to such transaction or would exist immediately after the consummation thereof:

          (a) Any Restricted Subsidiary may merge into the Company or another Wholly-Owned Restricted Subsidiary;

          (b) the Company may consolidate with or merge with another corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to another corporation provided that the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia, and, if the Company is not the Successor Corporation, (i) the Successor Corporation shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Other Agreements, the Notes and the other Transaction Documents to which the Company was a party immediately prior to the consummation of such transaction and (ii) shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; or

          (c) the Company or any Restricted Subsidiary may sell, transfer or dispose of shares of any Restricted Subsidiary, and any Restricted Subsidiary may merge with any other

                                      24.

Person so long as the book value in accordance with GAAP of the assets subject to such sale, transfer or disposition, or of the assets of such Restricted Subsidiary, in each case would be in an amount that would be permitted under
Section 10.8.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.

     10.3 Liens.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

          (a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

          (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required by Section 9.4;

          (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, government contracts, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

          (d) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay; and any attachment or judgment Lien as to which the Company or a Restricted Subsidiary has established adequate reserves in accordance with GAAP on the books of the Company or such Restricted Subsidiary;

          (e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

                                      25.

          (f) Liens on property or assets of a Restricted Subsidiary securing Debt of such Restricted Subsidiary owing to the Company or to a Wholly-Owned Restricted Subsidiary;

          (g) Liens existing on the date of this Agreement and securing the Debt of the Company and its Restricted Subsidiaries constituting Capital Lease Obligations in an amount not in excess of that amount referred to in Schedule
5.15 with respect to Capital Lease Obligations;

          (h) any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by the Company or a Restricted Subsidiary after the date of the Closing, provided that

               (i) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed,

               (ii) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to the lesser of (A) the cost to the Company or such Restricted Subsidiary of the property (or improvement thereon) so acquired or constructed and (B) the Fair Market Value (as determined in good faith by the board of directors of the Company) of such property (or improvement thereon) at the time of such acquisition or construction, and

               (iii) any such Lien shall be created contemporaneously with, or within 180 days after the acquisition or construction of such property (or improvement thereon);

          (i) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Restricted Subsidiary or its becoming a Restricted Subsidiary, or any Lien existing on any property acquired by the Company or any Restricted Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Restricted Subsidiary or such acquisition of property, and (ii) each such Lien shall extend solely to the item or items of property so acquired;

          (j) any Lien renewing, extending or refunding any Lien permitted by paragraphs (g), (h) or (i) of this Section 10.3, provided that (i) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity or average life thereof reduced,
(ii) such Lien is not extended to any other property, and (iii) immediately after such extension, renewal or refunding no Default or Event of Default would exist;

          (k) Liens created under the Collateral Documents in favor of the Collateral Agent, for the benefit of (i) the lenders under the Bank Credit Agreement, (ii) Affiliates (as defined in the Intercreditor Agreement) of such lenders, or such lenders, in either case that enter into Hedging Agreements (as defined in the Intercreditor Agreement) and (iii) the holders from time to time of the Notes;

                                      26.

          (l)  other Liens securing Debt not otherwise permitted by paragraphs
(a) through (j) of this Section 10.3, provided that the total amount of Priority Debt at no time exceeds 15% of Consolidated Net Worth and provided, further that no such Lien shall attach to property of the Company or any Subsidiary in or on which a Lien has been created pursuant to the Collateral Documents as of the Closing;

          (m) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

          (n) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (o) Liens deemed to exist in connection with investments in repurchase agreements to the extent permitted under Section10.11; and

          (p) Normal and customary rights of set-off upon deposits of cash in favor of banks or other depository institutions; provided, however, that such banks or other depository institutions are party to the Intercreditor Agreement.

If, notwithstanding the prohibition contained herein, the Company shall, or shall permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist any Lien, other than those Liens permitted by the provisions of clauses (a) through (l) of this Section 10.3, the Company will make or cause to be made effective provision whereby the Notes will be secured equally and ratably with any and all other obligations thereby secured, such security to be pursuant to agreements reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the full extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such Property. Such violation of this Section 10.3 will constitute an Event of Default, whether or not provision is made for an equal and ratable Lien pursuant to this Section 10.3.

     10.4 Priority Debt.

          The Company will not permit the sum of (i) the aggregate amount of Debt of its Restricted Subsidiaries (other than Debt owed to the Company or another Restricted Subsidiary and Debt created under the Multiparty Guaranty or, so long as the Intercreditor Agreement is effective, under the guaranty provisions of the Bank Credit Agreement to support the obligations of the Company thereunder) plus (ii) the amount of obligations secured by Liens described in clause (l) of Section 10.3 (collectively, "Priority Debt") at any time to exceed 15% of Consolidated Net Worth.

     10.5 Debt to EBITDA.

          The Company will not at any time permit the ratio of: (i) Consolidated Debt at such time; to (ii) Consolidated EBITDA, based upon the financial statements of the Company and its Restricted Subsidiaries for the most recently completed four fiscal quarters, to be greater than 2.75:1.00.

                                      27.

     10.6 Fixed Charge Coverage Ratio.

          The Company will not permit, at the end of any fiscal quarter of the Company, based upon the financial statements of the Company for the most recently completed four fiscal quarters, the ratio of: (i) an amount equal to the sum of (a) Consolidated EBITDA plus (b) expenses in respect of operating leases and rent; to (ii) Consolidated Fixed Charges, to be less than 2.00:1.00.

     10.7 Consolidated Net Worth.

          The Company will not at any time permit Consolidated Net Worth to be less than the sum of (a) $110,000,000 plus (b) an aggregate amount equal to 75% of Consolidated Net Income (but only if such amount is a positive number) for each completed fiscal quarter ended after December 31, 2000 plus (c) an aggregate amount equal to 100% of the net proceeds of any Equity Transaction received after the Closing.

     10.8 Sale of Assets.

          Except as permitted under Section 10.2, the Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

          (a) in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Restricted Subsidiary; and

          (b) immediately before and after giving effect to the Asset Disposition, no Default or Event of Default would exist; and

          (c) immediately after giving effect to the Asset Disposition, (i) the Disposition Value of all property that was the subject of any Asset Disposition (including any Asset Disposition described in Section 10.2(c) and any designation of any Restricted Subsidiary as an Unrestricted Subsidiary) occurring in the then current fiscal year of the Company would not exceed 10% of Consolidated Assets as at the end of the then most recently ended fiscal year of the Company and (ii) all property that was the subject of any Asset Disposition (including any Asset Disposition described in Section 10.2(c) and any designation of any Restricted Subsidiary as an Unrestricted Subsidiary) occurring in the then current fiscal year of the Company shall not have contributed 10% or more of Consolidated Net Income for the most recently completed fiscal year of the Company.

If the Net Proceeds Amount for any Transfer is applied to a Debt Prepayment Application or a Property Reinvestment Application within 180 days after such Transfer, then such Transfer, only for the purpose of determining compliance with subsection (c) of this Section 10.8 as of any date, shall be deemed not to be an Asset Disposition.

Notwithstanding anything to the contrary in this Section 10.8, the Company or any Restricted Subsidiary may sell property and lease, as lessee, the same property, within 180 days following the acquisition or construction of such property.

                                      28.

     10.9 Acquisitions.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, acquire: (1) including in connection with an Equity Transaction, all or any portion of the capital stock or other ownership interest in any Person (other than a Person that is a Wholly-Owned Restricted Subsidiary immediately prior to such acquisition), or any other securities convertible into or exchangeable for, or warrants exercisable for, the capital stock or other ownership interest in any such Person; or (2) all or any substantial portion of the assets, property or operations of a Person (other than a Person that is a Wholly-Owned Restricted Subsidiary immediately prior to such acquisition), in the case of either the foregoing clause (1) or (2) of this sentence, without the prior written consent of the holders of a majority in aggregate principal amount of Notes (which consent shall not be unreasonably withheld or delayed) unless:

          (a) in the case of an acquisition described in clause (1) of the first sentence of this Section 10.9, if, after giving effect to such acquisition, the Person acquired will not be a Restricted Subsidiary, then such acquisition shall be permitted under Section 10.11; or

          (b) in the case of either (A) an acquisition described in clause (1) of the first sentence of this Section 10.9, if, after giving effect to such acquisition, the Person acquired will be a Restricted Subsidiary or (B) an acquisition described in clause (2) of the first sentence of this Section 10.9, then

               (i) the value of consideration paid by the Company or such Restricted Subsidiary in any such acquisition or series of related acquisitions (which shall be equal to the sum of (x) the amount of any cash or Cash Equivalents paid as consideration for such acquisition, (y) the Fair Market Value of any capital stock of the Company issued in connection therewith (determined on the closing date for such acquisition) and the Fair Market Value of any other property given as consideration for such acquisition and (z) the aggregate principal amount of Indebtedness assumed as consideration for such acquisition, together with the assumed amount of accrued and unpaid interest and fees and any costs payable in connection therewith) shall not exceed $15,000,000,

               (ii)   such acquisition shall be permitted under Section 10.10,

               (iii) the Board of Directors of the Person which is the subject of such acquisition shall have duly approved such acquisition, and

               (iv) no Default or Event of Default shall exist immediately prior to the consummation of such acquisition or after giving effect thereto on a pro forma basis.

Notwithstanding the foregoing and anything to the contrary in this Agreement, any acquisition of SATO Travel, Inc. or any portion of its assets shall be on terms satisfactory to the Required Holders.

     10.10 Nature of Business.

           The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company

                                      29.

and its Restricted Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, are engaged at the Closing.

     10.11 Permitted Investments.

           The Company will not, and will not permit any of its Restricted Subsidiaries to, lend money or extend credit or make advances to any Person, or purchase or acquire any capital stock, obligations or securities of, or any other interest in, or make any capital contribution to, or otherwise make an Investment in, any Person except for Permitted Investments and except as permitted under Section 10.9.

     10.12 Restricted Payments.

           The Company will not, and will not permit any of its Restricted Subsidiaries to, at any time, declare or make, or incur any liability to declare or make, any Restricted Payment unless and to the extent that no Default or Event of Default shall exist immediately prior to or after giving effect thereto on a pro forma basis.

     10.13 Hostile Tender Offer.

           The Company covenants that none of the proceeds of the Notes will be used to finance directly or indirectly any Hostile Tender Offer.

11.  Events Of Default.

     An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

           (a) The Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

           (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

           (c) the Company defaults in the performance of or compliance with any term contained in Sections 9.5, 9.7, 9.8 or 10; or

           (d) the Company or any Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) or in any other Transaction Document to which such Person is a party and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section
11); or

                                      30.

          (e) any representation or warranty made in writing by or on behalf of the Company or any Guarantor or by any officer of the Company or any Guarantor in this Agreement or any other Transaction Document to which the Company or such Guarantor is a party or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (f) with respect to any Indebtedness described in this Section 11(f) if the aggregate amount of all such Indebtedness exceeds $5,000,000: (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any such outstanding Indebtedness beyond any period of grace provided with respect thereto, or (ii) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any such Indebtedness or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition any such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of such Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Restricted Subsidiary has become obligated to purchase or repay such Indebtedness before its regular maturity or before its regularly scheduled dates of payment, or (y) one or more Persons have the right to require the Company or any Restricted Subsidiary so to purchase or repay such Indebtedness;

          (g) the Company or any Restricted Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due,
(ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Restricted Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Restricted Subsidiaries, or any such petition shall be filed against the Company or any of its Restricted Subsidiaries and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against one or more of the Company and its Restricted Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged

                                      31.

or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Restricted Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Restricted Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

          (k) Any of the Transaction Documents shall cease for any reason to be in full force and effect; or any party thereto (other than, in the case of the Intercreditor Agreement, any holder of Notes or any other lender party thereto) shall purport to disavow its obligations thereunder, shall declare that it does not have any further obligation thereunder or shall contest the validity or enforceability thereof; or any of the Liens created pursuant to the Collateral Documents shall not be or shall have failed to remain a first-priority perfected security interest or Lien, as applicable.

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.  Remedies On Default, Etc.

     12.1 Acceleration.

          (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b)  If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, in addition to any action that may be taken pursuant to Section 12.1(c), any holder or holders of Notes at the time outstanding affected by such Event of Default

                                      32.

may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

          (c) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

          Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from prepayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     12.2 Other Remedies.

          If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

     12.3 Rescission.

          At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of more than 50% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

                                      33.

     12.4 No Waivers or Election of Remedies, Expenses, etc.

          No course of dealing and no delay on the part of any holder of any
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Note or any other Transaction Document upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this
Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements. Notwithstanding anything to the contrary contained in this
Section 12.4, the Company shall not be required to pay or otherwise indemnify any holder of Notes for any costs that arise out of or relate to disputes solely between or among the holders of the Notes and not in any way involving the Company or any Guarantor.

13.  Registration; Exchange; Substitution Of Notes.

     13.1 Registration of Notes.

          The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

     13.2 Transfer and Exchange of Notes.

          Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a

                                      34.

denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

     13.3 Replacement of Notes.

          Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $10,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.  Payments On Notes.

     14.1 Place of Payment.

          Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of The Bank of New York in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

     14.2 Home Office Payment.

          So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the

                                      35.

amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this
Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15.  Expenses, Etc.

     15.1 Transaction Expenses.

          Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes and the other Transaction Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or the other Transaction Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or the other Transaction Documents, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

     15.2 Survival.

          The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or any other Transaction Document, and the termination of this Agreement or any other Transaction Document.

16.  Survival Of Representations And Warranties; Entire Agreement.

     All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or any other Transaction Document shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and the other Transaction Documents to which the Company is a party embody the entire agreement and

                                      36.

understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.  Amendment And Waiver.

     17.1 Requirements.

          This Agreement, the Notes and any other Transaction Document may be amended, and the observance of any term hereof, of the Notes or of the other Transaction Documents may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of
Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and
(b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or change the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

     17.2 Solicitation of Holders of Notes.

          (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, of the Notes or of the other Transaction Documents. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

          (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

     17.3 Binding Effect, etc.

          Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair

                                      37.

any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder, under any Note or under any other Transaction Document shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     17.4 Notes held by Company, etc.

          Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes or any other Transaction Document or have directed the taking of any action provided herein, in the Notes or any other Transaction Document to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.  Notices.

     All notices and communications provided for hereunder shall be in writing and sent (a) by facsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or
(b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

               (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

               (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

               (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of its General Counsel, 84 Inverness Circle East, Englewood, Colorado 80112, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.  Reproduction Of Documents.

     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the

                                      38.

original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.  Confidential Information.

     For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under
Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this
Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

                                      39.

21.  Miscellaneous.

     21.1 Successors and Assigns.

          All covenants and other agreements contained in this Agreement or any other Transaction Document by or on behalf of any of the parties hereto or thereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

     21.2 Payments Due on Non-Business Days.

          Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     21.3 Severability.

          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     21.4 Construction.

          Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     21.5 Counterparts.

          This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     21.6 Governing Law.

          This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                      40.

     21.7 Personal Jurisdiction.

          Each of the Purchasers and the Company irrevocably agrees that any legal action or proceeding with respect to this Agreement, the Notes, the other Transaction Documents or any of the agreements, documents or instruments delivered in connection herewith and therewith shall be brought in the courts of the State of New York or the United States of America for the Southern District of New York as the holders of a majority in principal amount of Notes may elect, and, by execution and delivery hereof, the Company accepts and consents to, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by the Requisite Holders in writing, with respect to any action or proceeding brought by the Company against any holder of Notes. The Company hereby waives, to the full extent permitted by law, any right to stay or to dismiss any action or proceeding brought before said courts on the basis of forum non conveniens.

     21.8 Waiver of Jury Trial.

          THE COMPANY AND THE PURCHASERS AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY NOTE, ANY OTHER TRANSACTION DOCUMENT OR ANY DEALINGS BETWEEN OR AMONG THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE COMPANY AND THE PURCHASERS EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE COMPANY AND THE PURCHASERS FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.



                             *    *    *    *    *

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                      41.

                                    Very truly yours,

                                    NAVIGANT INTERNATIONAL, INC.


                                    By:___________________________
                                         [Title]

The foregoing is hereby agreed to as of
The date thereof.


By:


     By:_____________________________________

     Name:___________________________________

     Title:__________________________________


                                      42.

                                  Schedule B

                                 DEFINED TERMS

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Restricted Subsidiary or any corporation of which the Company and its Restricted Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests, and (c) any officer or director (or Person performing similar functions) of such Person. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

     "Asset Disposition" means any Transfer except:

          (a) any Transfer from a Restricted Subsidiary to the Company so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists; and

          (b) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Subsidiaries or that is obsolete.

     "Bank Credit Agreement" means the Amended and Restated Credit Agreement, dated as of August 6, 1999, among the Company, certain financial institutions which are parties thereto, and Bank of America, as agent. This term shall also refer to all exhibits and schedules to such credit agreement, as any of such credit agreement, exhibits and schedules have been or may hereafter be amended, restated, refinanced, replaced, increased or reduced or otherwise modified from time to time, and any successor bank credit agreement.

     "Bank Guaranty Agreement" shall mean any agreement pursuant to which a Subsidiary has guaranteed Indebtedness of the Company under any Bank Credit Agreement.

     "Business Day" means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

                                      1.
                                  Schedule B

     "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

     "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) dollar-denominated time deposits and certificates of deposit of (i) any lender under the Bank Credit Agreement, or (ii) any domestic commercial bank of recognized standing (y) having capital and surplus in excess of $500,000,000 and (z) whose short-term commercial paper rating from by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P") is at least A-1 or from Moody's Investors Service, Inc. ("Moody's") is at least P-1 (any such lender or commercial bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 by S&P or P-1 by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by a Person with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which such Person shall have a perfected first-priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) obligations of any state of the United States of America or any political subdivision thereof, the interest with respect to which is exempt from federal income taxation under
Section 103 of the Code, having a long-term rating of at least AA- or Aa-3 by S&P or Moody's, respectively, and maturing within three years from the date of acquisition thereof, (f) investments in municipal auction preferred stock (i) rated AAA by S&P or Aaa by Moody's and (ii) with dividends that reset at least once every 365 days and (g) investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $100,000,000 and the portfolios of which are limited to investments of the character described in the foregoing subdivisions (a) through (f).

     "Change in Control" means the occurrence of an event, or series of events, which shall lead, or has led, to a Person or two or more Persons acting as a partnership, limited partnership, syndicate or other group, within the meaning of Section 13(d) and 14(d) of the Exchange Act (as in effect on the date hereof) becoming the beneficial owners (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company then outstanding.

     "Closing" is defined in Section 3.

                                      2.
                                  Schedule B

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Collateral Agent" means Bank of America, in its capacity as collateral agent under each of the Collateral Documents, for the benefit of the lenders under the Bank Credit Agreement and the holders from time to time of the Notes.

     "Collateral Documents" means the Security Agreement, the Pledge Agreement and the Mortgages.

     "Company" means Navigant International, Inc., a Delaware corporation.

     "Confidential Information" is defined in Section 20.

     "Consolidated Assets" means, at any time, the total assets of the Company and its Restricted Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries.

     "Consolidated Debt" means the Debt of the Company and its Restricted Subsidiaries, exclusive of Debt of a Restricted Subsidiary owed to the Company or another Restricted Subsidiary.

     "Consolidated EBITDA" means, for any period of the Company and its Restricted Subsidiaries, the sum of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) all provisions for any federal, state or other domestic and foreign income taxes, (iv) depreciation and amortization expense and (v) one-time non-recurring restructuring charges deducted in calculating Consolidated Net Income, in each case on a consolidated basis and determined in accordance with GAAP. Consolidated EBITDA, as defined herein, shall include pro forma historical EBITDA from acquisitions adjusted for owners' salaries and other items reasonably eliminated pursuant to contractual provisions and excluding for purposes hereof extraordinary gains and losses and the related tax effects thereon.

     "Consolidated Fixed Charges" means, for any period of the Company and its Restricted Subsidiaries, the sum of (i) Consolidated Interest Expense for such period and (ii) expenses in respect of operating leases and rent for such period, all on a consolidated basis and determined in accordance with GAAP.

     "Consolidated Interest Expense" means, for any period, all interest expense in respect of Debt of the Company and its Restricted Subsidiaries, on a consolidated basis and determined in accordance with GAAP.

     "Consolidated Net Income" means, for any period and without duplication, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries, on a consolidated basis and determined in accordance with GAAP, but excluding, in any event, an

                                      3.
                                  SchedulE B
amount equal to that portion of such net income attributable to dividends and other distributions by E-Commerce Subsidiaries to the Company or its Restricted Subsidiaries.

     "Consolidated Net Worth" means the consolidated stockholders' equity of the Company and its Restricted Subsidiaries, as determined in accordance with GAAP.

     "Control Event" means: (a) the execution by the Company or any of its Restricted Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control; or (b) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control.

     "Current Maturities of Funded Debt" means, at any time and with respect to any item of Funded Debt, the portion of such Funded Debt outstanding at such time which by the terms of such Funded Debt or the terms of any instrument or agreement relating thereto is due on demand or within one year from such time (whether by sinking fund, other required prepayment or final payment at maturity) and is not directly or indirectly renewable, extendible or refundable at the option of the obligor under an agreement or firm commitment in effect at such time to a date one year or more from such time.

     "Debt" shall mean with respect to any Person, at any time, without duplication: (a) its liabilities for borrowed money; (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business) including all liabilities created or arising under any conditional sale; (c) all liabilities appearing on its balance sheet in accordance with GAAP with respect to Capital Lease Obligations; (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable with respect thereto); (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted by banks and other financial institutions to the extent that any amounts have been drawn by the beneficiary thereunder; (f) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP; (g) obligations under Swaps; and (h) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (g) hereof.

     "Debt Prepayment Application" means, with respect to any Transfer of property, the application by the Company or its Restricted Subsidiaries of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay Senior Funded Debt (other than Senior Funded Debt owing to the Company, any of its Subsidiaries or any Affiliate and Senior Funded Debt in respect of any revolving credit or similar credit facility providing the Company or any of its Restricted Subsidiaries with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Senior Funded Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Funded Debt). Such

                                      4.
                                  Schedule B
payment of cash shall be applied ratably to all Senior Funded Debt based upon the outstanding principal amount of Senior Funded Debt held by a single Person as a percentage of the outstanding aggregate principal amount of all Senior Funded Debt. Any Debt Prepayment Application with respect to the Notes shall be made pursuant to Section 8.2 hereof.

     "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "Default Rate" means that rate of interest that is the greater of (i) 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2.00% over the rate of interest publicly announced by The Bank of New York in New York, New York as its "base" or "prime" rate.

     "Disposition Value" means, at any time, with respect to any property

          (a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, and

          (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion).

     "E-Commerce Subsidiary" shall mean any Subsidiary which engages in business substantially through electronic media.

     "Environmental Laws" means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

     "Equity Transaction" means, with respect to the Company or its Restricted Subsidiaries, any issuance or sale of shares of its capital stock or other equity interest, other than an issuance (a) between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries, (b) in connection with a conversion of debt securities to equity, (c) in connection with the exercise by a present or former employee, officer or director under a stock

                                      5.
                                  Schedule B
incentive plan, stock option plan or other equity-based compensation plan or arrangement, or (d) of any capital stock issued in connection with an acquisition made by the Company or a Restricted Subsidiary.

     "Event of Default" is defined in Section 11.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

     "Funded Debt" means with respect to any Person, all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof, provided that Funded Debt shall include, as at any date of determination, Current Maturities of Funded Debt.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

     "Governmental Authority" means the government of

          (a) the United States of America or any State or other political subdivision thereof, or

          (b) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (c) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Guarantor" means, at any time of determination, any Subsidiary that is a party to the Multiparty Guaranty.

     "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                                      6.
                                  Schedule B

          (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

          (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

     "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

     "Hostile Tender Offer" means, with respect to the use of proceeds of any of the Notes, any offer to purchase, or any purchase of, shares of capital stock of any corporation or other equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity.

     "including" means, unless the context clearly requires otherwise, "including, without limitation."

     "Indebtedness" with respect to any Person means, at any time, without duplication,

          (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

                                      7.
                                  Schedule B

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

          (f)  Swaps of such Person; and

          (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

     "Institutional Investor" means (a) any original purchaser of a Note or an Affiliate of such purchaser that subsequently holds a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     "Intercreditor Agreement" is defined in Section 4.11.

     "Investment" shall mean any investment, made in cash or by delivery of property, by the Company or any of its Restricted Subsidiaries in (a) any Person, whether by acquisition of stock, Debt or other obligations or security, or by loan, advance, capital contribution, the making of a Guaranty or otherwise, or (b) any property.

     "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance (or any agreement to give any of the foregoing), or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

     "Make-Whole Amount" is defined in Section 8.7.

                                      8.
                                  Schedule B

     "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Restricted Subsidiaries taken as a whole.

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole, or (b) the ability of the Company, any Guarantor or a Restricted Subsidiary to perform its obligations under this Agreement, the Notes or any other Transaction Document, or (c) the validity or enforceability of this Agreement, the Notes or any other Transaction Document.

     "Memorandum" is defined in Section 5.3.

     "Mortgages" is defined in Section 4.11.

     "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "Multiparty Guaranty" is defined in Section 4.11.

     "Net Proceeds Amount" " means, with respect to any Transfer of any property by any Person, an amount equal to the difference of

          (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

          (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

     "Notes" is defined in Section 1.

     "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company or any Guarantor whose responsibilities extend to the subject matter of such certificate.

     "Other Agreements" is defined in Section 2.

     "Other Purchasers" is defined in Section 2.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "Permitted Investments" means Investments which are: (a) cash or Cash Equivalents; (b) accounts receivable created, acquired or made in the ordinary course of the business of the Company and its Restricted Subsidiaries and payable or dischargeable in accordance with customary trade terms; (c) capital stock, obligations, securities or other property received in

                                      9.
                                  Schedule B
settlement of accounts receivable described in the immediately preceding clause
(b) from bankrupt obligors; (d) Investments existing as of the Closing and described on Schedule 10.11; (e) Guaranties made by the Company in support of the obligations of a Restricted Subsidiary or made by a Restricted Subsidiary in support of the obligations of the Company or another Restricted Subsidiary; (f) acquisitions permitted under Section 10.9; (g) transactions with Affiliates (other than E-Commerce Subsidiaries) permitted under Section 10.1; (h) advances or loans to employees, directors, officers or agents not to exceed $750,000 in the aggregate at any time outstanding; (i) advances or loans to customers or suppliers that do not exceed $750,000 in the aggregate at any time outstanding;
(j) Investments by the Company or a Restricted Subsidiary in connection with a securitization transaction permitted under Section 10.8; (k) Investments by the Company or any Restricted Subsidiary in and to domestic Restricted Subsidiaries (other than E-Commerce Subsidiaries); (l) Investments by the Company or any Restricted Subsidiary in and to E-Commerce Subsidiaries in an original amount not to exceed $5,000,000 in the aggregate at any time outstanding; and (m) other Investments of a nature not contemplated in the foregoing subsections in an amount not to exceed $1,000,000 in the aggregate at any time outstanding.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     "Pledge Agreement" is defined in Section 4.11.

     "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

     "Priority Debt" is defined in Section 10.4.

     "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

     "Property Reinvestment Application" means, with respect to any Transfer of property, the application of an amount equal to the Net Proceeds Amount with respect to such Transfer to the acquisition by the Company or any Restricted Subsidiary of operating assets of the Company or any Restricted Subsidiary to be used in the principal business of such Person.

     "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

                                      10.
                                  Schedule B

     "Required Holders" means, at any time, the holders of at least 66-2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

     "Responsible Officer" means any Senior Financial Officer and any other officer of the Company or any Guarantor, as applicable, with responsibility for the administration of the relevant portion of this Agreement or the other Transaction Document to which the Company or such Guarantor is a party.

     "Restricted Payment" means any of the following:

     (a) any dividend or similar distribution, direct or indirect, on account of any shares of any class of the capital stock or any other equity interests of the Company or any Restricted Subsidiary, in each case that is now or hereafter outstanding;

     (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of the capital stock or any other equity interests of the Company or any Restricted Subsidiary, in each case that is now or hereafter outstanding; or

     (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the capital stock or any other equity interests of the Company or any Restricted Subsidiary, in each case that is now or hereafter outstanding;

notwithstanding the foregoing, a Restricted Payment shall not include: (A) dividends paid, or distributions made, in capital stock or similar equity interests of any class thereof to the holders of that class; or (B) exchanges of capital stock or other equity interests of the Company or a Restricted Subsidiary for another class of capital stock or similar equity interests of the Company or such Restricted Subsidiary, except to the extent that cash or other value is paid by the Company or such Restricted Subsidiary in such exchange; or
(C) payments or distributions on the capital stock or similar equity interests of a Restricted Subsidiary to the extent paid or distributed to another Restricted Subsidiary or to the Company.

     "Restricted Subsidiary" means any Subsidiary (a) of which at least 80% of the Voting Stock is owned by the Company and/or one or more Wholly-Owned Restricted Subsidiaries, and (b) which the Company has not designated an Unrestricted Subsidiary by notice in writing given to the holders of the Notes, provided that the designation of a Subsidiary as "unrestricted" or "restricted" shall not be changed more than twice during the time the Notes are outstanding; provided, further, that each Guarantor as of the Closing shall be a Restricted Subsidiary and no Restricted Subsidiary existing on the date of the Closing shall be designated an Unrestricted Subsidiary at any time before its Guaranty is terminated in accordance with the terms of the Transaction Documents and the Lien on its assets in favor of the Collateral Agent, for the benefit of the holders of Notes, is released pursuant to the terms of the Intercreditor Agreement and the other Transaction Documents.


                                      11.
                                  Schedule B

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Security Agreement" is defined in Section 4.11.

     "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

     "Senior Funded Debt" means any Funded Debt of the Company or any Restricted Subsidiary (other than Subordinated Debt).

     "Subordinated Debt" means any Debt that is in any manner subordinated in right of payment or security in any respect to Debt evidenced by the Notes.

     "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     "Subsidiary Stock" means, with respect to any Person, the stock (or any options or warrants to purchase stock or other securities exchangeable for or convertible into stock) of any Subsidiary of such Person.

     "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

     "Transaction Documents" means this Agreement, the Other Agreements, the Notes, the Multiparty Guaranty, the Collateral Documents and the Intercreditor Agreement and any and all other agreements, certificates, instruments and other documents from time to time delivered by or on behalf of the Company or any Guarantor related to any of the foregoing.

     "Transfer" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock. For purposes of determining the application of the Net Proceeds Amount in

                                      12.
                                  Schedule B
respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount. In any such case, the Disposition Value of any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of all property subject to all such separate Transfers to each such separate Transfer on a proportionate basis.

     "Unrestricted Subsidiary" means, at any time, any Subsidiary which the Company has designated an "Unrestricted Subsidiary" by notice in writing given to the holders of the Notes, provided that the designation of a Subsidiary as "unrestricted" or "restricted" shall not be changed more than twice during the time the Notes are outstanding and provided, further, that the designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be deemed to be an Asset Disposition for all purposes under this Agreement, notwithstanding anything to the contrary in this Agreement, including the last sentence of
Section 10.8.

     "Voting Stock" means capital stock or similar equity interests of any class or classes of a corporation or other entity having power under ordinary circumstances to vote for the election of members of the board of directors of such corporation, or Persons performing similar functions (irrespective of whether or not at the time capital stock or similar equity interests of any of the class or classes shall have or might have special voting power or rights by reason of the happening of a contingency).

     "Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

     "Wholly-Owned Restricted Subsidiary" means, at any time, any Restricted Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Restricted Subsidiaries at such time.

                                      13.
                                  Schedule B

                                   Exhibit 1

                          FORM OF SENIOR SECURED NOTE

                          NAVIGANT INTERNATIONAL.INC.

                9.84% SENIOR SECURED NOTE DUE NOVEMBER 15, 2006

No. [_____]                                                              [Date]
$ [_______]                                                     PPN 63935R A * 9

     For Value Received, the undersigned, NAVIGANT INTERNATIONAL, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [_____________________], or registered assigns, the principal sum of [__________________________________]
DOLLARS on November 15, 2006, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 9.84% per annum from the date hereof, payable semiannually, on the 15th day of November and May in each year, commencing with the May 15th or November 15th next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 11.84% or (ii) 2.00% over the rate of interest publicly announced by The Bank of New York from time to time in New York, New York as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at The Bank of New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of a series of Senior Secured Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of November 15, 2000 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

     This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the

                                      1.
                                   Exhibit 1
purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

     This Note is secured by, and entitled to the benefits of, the Collateral Documents (as defined in the Note Purchase Agreements). Reference is made to the Collateral Documents for the terms and conditions governing the collateral security for the obligations of the Company hereunder.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

                                    NAVIGANT INTERNATIONAL, INC.


                                    By:_______________________________
                                          [Title]

                                      2.
                                   Exhibit 1

                                Exhibit 4.4(a)

                      FORM OF OPINION OF SPECIAL COUNSEL
                                TO THE COMPANY


                           Matters To Be Covered In
                   Opinion of Special Counsel To the Company


1. Each of the Company and its Subsidiaries being duly incorporated, validly existing and in good standing and having requisite corporate power and authority to issue and sell the Notes and to execute and deliver the documents.

2. Each of the Company and its Subsidiaries being duly qualified and in good standing as a foreign corporation in appropriate jurisdictions.

3. Due authorization and execution of the documents and such documents being legal, valid, binding and enforceable.

4.   No conflicts with charter documents, laws or other agreements.

5. All consents required to issue and sell the Notes and to execute and deliver the documents having been obtained.

6.   No litigation questioning validity of documents.

7. The Notes not requiring registration under the Securities Act of 1933, as amended; no need to qualify an indenture under the Trust Indenture Act of 1939, as amended.

8.   No violation of Regulations T, U or X of the Federal Reserve Board.

9. Company not an "investment company", or a company "controlled" by an "investment company", under the Investment Company Act of 1940, as amended.

10. Creation, attachment and perfection opinions (or analogous opinions with respect to real property collateral) with respect to all collateral security described in the Collateral Documents.